UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 Form 10-SB/A

               GENERAL FORM FOR REGISTRATION OF SECURITIES OF
                           SMALL BUSINESS ISSUERS

      Under Section 12(b) or (g) of the Securities Exchange Act of 1934



             	        MAS ACQUISITION III CORP.
               (Name of Small Business Issuer in its charter)



                Delaware                       	              35-1990562
    (State or other jurisdiction of                    (I.R.S. Employer
     incorporation or organization                      Identification Number)


     1710 E. Division St., Evansville, Indiana              47711
     (Address of principal executive offices)	   	  (Zip Code)

     Registrant's telephone number, including area code: (812) 479-7266



     Securities to be registered under Section 12(b) of the Act:

                                 None

     Securities to be registered under Section 12(g) of the Act:

               Common Stock, $.001 par value per share
                           (Title or class)


                        TABLE OF CONTENTS

                                                              Page
PART I

ITEM 1.   DESCRIPTION OF BUSINESS . . . . . . . . . . . . .     3

ITEM 2.   PLAN OF OPERATION. . . . . . . . . . . . . . . . .    8

ITEM 3.   DESCRIPTION OF PROPERTY. . . . . . . . . . . . . .   15

ITEM 4.   SECURITY OWNERSHIP OF CERTAIN
          BENEFICIAL OWNERS AND MANAGEMENT . . . . . . . . .   16

ITEM 5.   DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS
          AND CONTROL PERSONS. . . . . . . . . . . . . . . .   17

ITEM 6.   EXECUTIVE COMPENSATION . . . . . . . . . . . . . .   21

ITEM 7.   CERTAIN RELATIONSHIP AND
          RELATED TRANSACTIONS . . . . . . . . . . . . . . .   22

ITEM 8.   DESCRIPTION OF SECURITIES. . . . . . . . . . . . .   22

PART II

ITEM 1.   MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER
          MATTERS . . . . . . . . . . . . . .. . . . . . . .   23

ITEM 2.   LEGAL PROCEEDINGS. . . . . . . . . . . . . . . . .   25

ITEM 3.   CHANGES IN AND DISAGREEMENT WITH ACCOUNTANTS
          ON ACCOUNTING AND FINANCIAL DISCLOSURE . . . . . .   25

ITEM 4.   RECENT SALES OF UNREGISTERED SECURITIES. . . . . .   25

ITEM 5.   INDEMNIFICATION OF DIRECTORS AND OFFICERS. . . . .   26

PART F/S

ITEM 1.   FINANCIAL STATEMENTS AND EXHIBITS. . . . . . . . .   27



                             PART I

ITEM 1. DESCRIPTION OF BUSINESS

BUSINESS DEVELOPMENT

     MAS Acquisition III Corp. (the "Company"), was incorporated on July 31, 1996 in the State of Delaware, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. Pursuant to the Articles of Incorporation, the Company is authorized to issue 80,000,000 shares of Common Stock at $.001 par value and 20,000,000 shares of Preferred Stock at $.001 par value. Each holder of the Common Stock shall be entitled to one vote for each share of Common Stock held. The Preferred Stock may be divided into Series or Classes by the management of the Company upon the approval of a majority vote of the Directors of the Company. As of September 8, 1998, there are 8,503,600 shares of Common Stock and no shares of Preferred Stock outstanding.

     The Company has been in the developmental stage since inception and has no operations to date. Other than issuing shares to its original and new shareholders, the Company never commenced any operational activities. As such, the Company can be defined as a "shell" company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity. The Board of Directors of the Company has elected to commence implementation of the Company's principal business purpose, described below under "ITEM 2 - PLAN OF OPERATION".

     The Company is filing this registration statement on a voluntary basis because the primary attraction of the Company as a merger partner or acquisition vehicle will be its status as a public company. Any business combination or transaction may potentially result in a significant issuance of shares and substantial dilution to present stockholders of the Company.

     The proposed business activities described herein classify the Company as a "blank check" company. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. The Company began an offering in December, 1997 to distribute shares of its common stock as gift without any cash considerations to non-U.S. persons in reliance on Regulation S through its agents, David Guevara and Ash Mathur. The shares of common stock to be distributed in reliance on Regulation S will be escrowed and the Company will refuse to register any transfer of shares, during the one year restriction period. Management does not intend to undertake any other offering of the Company's securities, either debt or equity, until such time as the Company has successfully implemented its business plan described herein. Relevant thereto, Aaron Tsai, the primary shareholder of the Company, has expressed his intention that he has no plan to sell his respective shares of the Company's common stock until such time as the Company has successfully consummated a merger or acquisition and the Company is no longer classified as a "blank check" company and he has agreed to sell his shares only if the shares are subsequently registered or if an exemption from registration is available.

RISK FACTORS

     NO OPERATING HISTORY, REVENUE AND ASSETS. The Company has had no operating history nor any revenues or earnings from operations.
The Company has little or no tangible assets or financial resources. The Company will, in all likelihood, continue to sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in the Company incurring a net operating loss which will increase continuously until the Company can consummate a business combination with a profitable business opportunity. There is no assurance that the Company can identify such a business opportunity and consummate such a business combination.

     SPECULATIVE NATURE OF COMPANY'S PROPOSED OPERATIONS. The success of the Company's proposed plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity. While management intends to seek business combination(s) with entities having established operating histories, there can be no assurance that the Company will be successful in locating candidates meeting such criteria. In the event the Company completes a business combination, of which there can be no assurance, the success of the Company's operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond the Company's control.

     STATE BLUE SKY REGISTRATION; RESTRICTED RESALES OF THE SECURITIES Transferability of the shares of Common Stock of the Company is very limited because a significant number of states have enacted regulations pursuant to their securities or so-called "blue sky" laws restricting or, in many instances, prohibiting, the initial sale and subsequent resale of securities of "blank check" companies such as the Company within that state. In addition, many states, while not specifically prohibiting or restricting "blank check" companies, would not register the securities of the Company for sale or resale in their states. Because of these regulations, the Company currently has no plan to register any securities of the Company with any state. To ensure that any state laws are not violated through the reales of the securities of the Company, the Company will refuse to register the transfer of any securities of the Company, to residents of any state, which prohibit such resale or if no exemption is available for such resale. It is not anticipated that a secondary trading market for the Company's securities will develop in any state until subsequent to consummation of a Business Combination, if at all.

     SCARCITY OF AND COMPETITION FOR BUSINESS OPPORTUNITIES AND COMBINATIONS. The Company is and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies which may be desirable target candidates for the Company. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than the Company and, consequently, the Company will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, the Company will also compete in seeking merger or acquisition candidates with numerous other small public companies.

     NO AGREEMENT FOR BUSINESS COMBINATION OR OTHER TRANSACTION -
NO STANDARDS FOR BUSINESS COMBINATION. The Company has no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private or public entity. There can be no assurance the Company will be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. Management has not identified any particular industry or specific business within an industry for evaluation by the Company. There is no assurance the Company will be able to negotiate a business combination on terms favorable to the Company. The Company has not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which it will require a target business opportunity to have achieved, and without which the Company would not consider a business combination in any form with such business opportunity. Accordingly, the Company may enter into a business combination with a business opportunity having no significant operating history, losses, limited or no potential for earnings, limited assets, negative net worth or other negative characteristics.

     CONTINUED MANAGEMENT CONTROL, LIMITED TIME AVAILABILITY.
While seeking a business combination, Aaron Tsai, President of the Company anticipates devoting up to ten hours per month to the business of the Company. Aaron Tsai will be the only person responsible in conducting the day to day operations of the company including searches, evaluations, and negotiations with potential merger or acquisition candidates. Other officers and directors of the company anticipates devoting up to two hours per quarter to the strategic planning of the Company. None of the Company's officers has entered into a written employment agreement with the Company and none is expected to do so in the foreseeable future. The Company has not obtained key man life insurance on any of its officers or directors. Notwithstanding the combined limited experience and time commitment of management, loss of the services of any of these individuals would adversely affect development of the Company's business and its likelihood of continuing operations. See "ITEM 5 - DIRECTORS, EXECUTIVE
OFFICERS, PROMOTERS AND CONTROL PERSONS."

     CONFLICTS OF INTEREST - GENERAL. Officers and directors of the Company may in the future participate in business ventures which could be deemed to compete directly with the Company. Officers and directors of the Company have served as officers and directors of a number of other blank check companies. Additional conflicts of interest and non-arms length transactions may also arise in the future in the event the Company's officers or directors are involved in the management of any firm with which the Company transacts business. Management has adopted a policy that the Company will not seek a merger with, or acquisition of, any entity in which management serve as officers, directors or partners, or in which they or their family members own or hold any ownership interest.

     LACK OF MARKET RESEARCH OR MARKETING ORGANIZATION. The Company has neither conducted, nor have others made available to it, results of market research indicating that market demand exists for the transactions contemplated by the Company. Moreover, the Company does not have, and does not plan to establish, a marketing organization. Even in the event demand is identified for a merger or acquisition contemplated by the Company, there is no assurance the Company will be successful in completing any such business combination.

     LACK OF DIVERSIFICATION. The Company's proposed operations, even if successful, will in all likelihood result in the Company engaging in a business combination with a business opportunity. Consequently, the Company's activities may be limited to those engaged in by business opportunities which the Company merges with or acquires. The Company's inability to diversify its activities into a number of areas may subject the Company to economic fluctuations within a particular business or industry and therefore increase the risks associated with the Company's operations.

     REGULATION. Although the Company will be subject to regulation under the Securities Exchange Act of 1934, management believes the Company will not be subject to regulation under the Investment Company Act of 1940, insofar as the Company will not be engaged in the business of investing or trading in securities. In the event the Company engages in business combinations which result in the Company holding passive investment interests in a number of entities, the Company could be subject to regulation under the Investment Company Act of 1940. In such event, the Company would be required to register as an investment company and could be expected to incur significant registration and compliance costs. The Company has obtained no formal determination from the Securities and Exchange Commission as to the status of the Company under the Investment Company Act of 1940 and, consequently, any violation of such Act would subject the Company to material adverse consequences.

     PROBABLE CHANGE IN CONTROL AND MANAGEMENT. A business combination involving the issuance of the Company's Common Shares will, in all likelihood, result in shareholders of a private company obtaining a controlling interest in the Company. Any such business combination may require management of the Company to sell or transfer all or a portion of the Company's Common Shares held by them, or resign as members of the Board of Directors of the Company. The resulting change in control of the Company could result in the removal of some or all present officers and directors of the Company and a corresponding reduction in or elimination of their participation in the future affairs of the Company.

     POTENTIAL REDUCTION OF PERCENTAGE SHARE OWNERSHIP FOLLOWING BUSINESS COMBINATION. The Company's primary plan of operation is based upon a business combination with a private concern which, depending on the terms of merger or acquisition, may result in the Company issuing securities to shareholders of any such private company. The issuance of previously authorized and unissued Common Shares of the Company would result in reduction in percentage of shares owned by present and prospective shareholders of the Company and may result in a change in control or management of the Company.

     DISADVANTAGES OF BLANK CHECK OFFERING. The Company may enter into a business combination with an entity that desires to establish a public trading market for its shares. A business opportunity may attempt to avoid what it deems to be adverse consequences of undertaking its own public offering by seeking a business combination with the Company. Such consequences may include, but are not limited to, time delays of the registration process, significant expenses to be incurred in such an offering, loss of voting control to public shareholders and the inability or unwillingness to comply with various federal and state laws enacted for the protection of investors.

     TAXATION. Federal and state tax consequences will, in all likelihood, be major considerations in any business combination the Company may undertake. Currently, such transactions may be structured so as to result in tax-free treatment to both companies, pursuant to various federal and state tax provisions. The Company intends to structure any business combination so as to minimize the federal and state tax consequences to both the Company and the target entity; however, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes which may have an adverse effect on both parties to the transaction.

     REQUIREMENT OF AUDITED FINANCIAL STATEMENTS MAY DISQUALIFY BUSINESS OPPORTUNITIES. Section 13 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), require companies subject thereto to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare such statements may preclude consummation of an otherwise desirable acquisition by the Company. Acquisition prospects that do not have or are unable to obtain the required audited financial statements may not be appropriate for acquisition so long as the reporting requirements of the 1934 Act are applicable.

ITEM 2. PLAN OF OPERATION

     The Company intends to seek to acquire assets or shares of an entity actively engaged in business which generates revenues, in exchange for its securities. The Company has no particular acquisitions in mind and has not entered into any negotiations regarding such an acquisition. None of the Company's officers, directors, promoters or affiliates have engaged in any preliminary contact or discussions with any representative of any other company regarding the possibility of an acquisition or merger between the Company and such other company as of the date of this registration statement.

EMPLOYEES

     The Company has no full time or part time employees. The Company's officers and directors have agreed to allocate a portion of their time to the activities of the Company, without compensation. These officers anticipate that the business plan of the Company can be implemented through the efforts of Aaron Tsai, President of the Company, devoting up to 10 hours per month to the business affairs of the Company, while other officers devoting up to 2 hours per quarter to the strategic planning and, consequently, conflicts of interest may arise with respect to the limited time commitment by such officers. See "ITEM 5 - DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS
AND CONTROL PERSONS."

     All of the Company's officers and directors have been and are currently involved with other "blank check" companies. The Company's officers and directors may, in the future, become involved with other companies who have a business purpose similar to that of the Company. As a result, additional potential conflicts of interest may arise in the future. If such a conflict does arise and an officer or director of the Company is presented with business opportunities under circumstances where there may be a doubt as to whether the opportunity should belong to the Company or another "blank check" company they are affiliated with, they will disclose the opportunity to all such companies. If a situation arises in which more than one company desires to merge with or acquire that target company and the principals of the proposed target company has no preference as to which company will merger or acquire such target company, the company which first filed a registration statement with the Securities and Exchange Commission will be entitled to proceed with the proposed transaction. See "ITEM 5 - DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS."

INDEMNIFICATION

     As permitted by Delaware General Corporation Law, the Company has included in its Certificate of Incorporation a provision to eliminate the personal liability of its officers and directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to certain exceptions. Therefore, assets of the Company could be used or attached to satisfy any liabilities subject to such indemnification. See "ITEM 5 - INDEMNIFICATION OF DIRECTORS AND OFFICERS."

GENERAL BUSINESS PLAN

     The Company's purpose is to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to it by persons or firms who or which desire to seek the perceived advantages of an Exchange Act registered corporation. The Company will not restrict its search to any specific business, industry, or geographical location and the Company may participate in a business venture of virtually any kind or nature. This discussion of the proposed business is purposefully general and is not meant to be restrictive of the Company's virtually unlimited discretion to search for and enter into potential business opportunities. Management anticipates that it may be able to participate in only one potential business venture because the Company has nominal assets and limited financial resources. See PART F/S, "FINANCIAL STATEMENTS AND EXHIBITS." This lack of diversification should be considered a substantial risk to shareholders of the Company because it will not permit the Company to offset potential losses from one venture against gains from another.

     The Company may seek a business opportunity with entities which have recently commenced operations, or which wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. The Company may acquire assets and establish wholly-owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.

     The Company plans to advertise and promote the Company in newspaper, magazines and on the Internet. The Company has not yet prepared any notices or advertisement.

     The Company anticipates that the selection of a business opportunity in which to participate will be complex and extremely risky. Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, management believes that there are numerous firms seeking the perceived benefits of a publicly registered corporation. Such perceived benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes), for all shareholders and other factors. Potentially, available business opportunities may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

     The Company has, and will continue to have, no capital with which to provide the owners of business opportunities with any signifdicant cash or other assets. However, management believes the Company will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in a publicly registered company without incurring the cost and time required to conduct an initial public offering. The owners of the business opportunities will, however, incur significant legal and accounting costs in connection with acquisition of a business opportunity, including the costs of preparing Form 8-K's, 10-K's or 10-KSB's, agreements and related reports and documents. The Securities Exchange Act of 1934 (the "34 Act"), specifically requires that any merger or acquisition candidate comply with all applicable reporting requirements, which include providing audited financial statements to be included within the numerous filings relevant to complying with the 34 Act. Nevertheless, the officers and directors of the Company have not conducted market research and are not aware of statistical data which would support the perceived benefits of a merger or acquisition transaction for the owners of a business opportunity.

     The analysis of new business opportunities will be undertaken by, or under the supervision of, the officers and directors of the Company, none of whom is a professional business analyst. Aaron Tsai, President of the Company will be the key person in the search, review and negotiation with potential acquisition or merger candidates. Management intends to concentrate on identifying preliminary prospective business opportunities which may be brought to its attention through present associations of the Company's officers and directors, or by the Company's shareholder. In analyzing prospective business opportunities, management will consider such matters as the available technical, financial and managerial resources; working capital and other financial requirements;
history of operations, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development, or exploration; specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of the Company; the potential for growth or expansion; the potential for profit; the perceived public recognition of acceptance of products, services, or trades; name identification; and other relevant factors. Officers and directors of the Company do not expect to meet personally with management and key personnel of the business opportunity as part of their investigation due to lack of capital.
To the extent possible, the Company intends to utilize written reports and investigation to evaluate the above factors. The Company will not acquire or merge with any company for which audited financial statements cannot be obtained within a reasonable period of time after closing of the proposed transaction.

     The Officers of the Company have limited experience in managing companies similar to the Company and shall rely upon their own efforts and, to a much lesser extent, the efforts of the Company's shareholder, in accomplishing the business purposes of the Company. It is not anticipated that any outside consultants or advisors will be utilized by the Company to effectuate its business purposes described herein. However, if the Company does retain such an outside consultant or advisor, any cash fee earned by such party will need to be paid by the prospective merger/ acquisition candidate, as the Company has no cash assets with which to pay such obligation. There have been no contracts or agreements with any outside consultants and none are anticipated in the future.

     The Company will not restrict its search for any specific kind of firms, but may acquire a venture which is in its preliminary or development stage, which is already in operation, or in essentially any stage of its corporate life. It is impossible to predict at this time the status of any business in which the Company may become engaged, in that such business may need to seek additional capital, may desire to have its shares publicly traded, or may seek other perceived advantages which the Company may offer. However, the Company does not intend to obtain funds in one or more private placements to finance the operation of any acquired business opportunity until such time as the Company has successfully consummated such a merger or acquisition.

     It is anticipated that the Company will incur nominal expenses in the implementation of its business plan described herein. Because the Company has no capital with which to pay these anticipated expenses, present management of the Company will pay these charges with their personal funds, as interest free loans to the Company. However, the only opportunity which management has to have these loans repaid will be from a prospective merger or acquisition candidate. Management has agreed among themselves that the repayment of any loans made on behalf of the Company will not impede, or be made conditional in any manner, to consummation of a proposed transaction.

ACQUISITION OF OPPORTUNITIES

     In implementing a structure for a particular business acquisition, the Company may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. It may also acquire stock or assets of an existing business. On the consummation of a transaction, it is probable that the present management and shareholders of the Company will no longer be in control of the Company. In addition, the Company's directors may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of the Company's shareholders or may sell their stock in the Company. Any terms of sale of the shares presently held by officers and/or directors of the Company will be also afforded to all other shareholders of the Company on similar terms and conditions. Any and all such sales will only be made in compliance with the securities laws of the United States and any applicable state.

     It is anticipated that any securities issued in any such reorganization would be issued in reliance upon exemption from registration under applicable federal and state securities laws.
In some circumstances, however, as a negotiated element of its transaction, the Company may agree to register all or a part of such securities immediately after the transaction is consummated or at specified times thereafter. If such registration occurs, of which there can be no assurance, it will be undertaken by the surviving entity after the Company has successfully consummated a merger or acquisition and the Company is no longer considered a "shell" company. Until such time as this occurs, the Company will not attempt to register any additional securities. The issuance of substantial additional securities and their potential sale into any trading market which may develop in the Company's securities may have a depressive effect on the value of the Company's securities in the future, if such a market develops, of which there is no assurance.

     While the actual terms of a transaction to which the Company may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax-free" reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code (the "Code"). In order to obtain tax-free treatment under the Code, it may be necessary for the owners of the acquired business to own 80% or more of the voting stock of the surviving entity. In such event, the shareholders of the Company, would retain less than 20% of the issued and outstanding shares of the surviving entity, which would result in significant dilution in the equity of such shareholders.

     As part of the Company's investigation, officers and directors of the Company may personally meet with management and key personnel, may visit and inspect material facilities, obtain analysis of verification of certain information provided, check references of management and key personnel, and take other reasonable investigative measures, to the extent of the Company's limited financial resources and management expertise. The manner in which the Company participates in an opportunity will depend on the nature of the opportunity, the respective needs and desires of the Company and other parties, the management of the opportunity and the relative negotiation strength of the Company and such other management.

     With respect to any merger or acquisition, negotiations with target company management is expected to focus on the percentage of the Company which the target company shareholders would acquire in exchange for all of their shareholdings in the target company. Depending upon, among other things, the target company's assets and liabilities, the Company's shareholders will in all likelihood hold a substantially lesser percentage ownership interest in the Company following any merger or acquisition. The percentage ownership may be subject to significant reduction in the event the Company acquires a target company with substantial assets. Any merger or acquisition effected by the Company can be expected to have a significant dilutive effect on the percentage of shares held by the Company's then shareholders.

     The Company will participate in a business opportunity only after the negotiation and execution of appropriate written agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require some specific representations and warranties by all of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by each of the parties prior to and after such closing, will outline the manner of bearing costs, including costs associated with the Company's attorneys and accountants, will set forth remedies on default and will include miscellaneous other terms.

     As stated hereinabove, the Company will not acquire or merge with any entity which cannot provide independent audited financial statements within a reasonable period of time after closing of the proposed transaction. The Company is subject to all of the reporting requirements included in the 1934 Act. Included in these requirements is the affirmative duty of the Company to file independent audited financial statements as part of its Form 8-K to be filed with the Securities and Exchange Commission upon consummation of a merger or acquisition, as well as the Company's audited financial statements included in its annual report on Form 10-K (or 10-KSB, as applicable). If such audited financial statements are not available at closing, or within time parameters necessary to insure the Company's compliance with the requirements of the 1934 Act, or if the audited financial statements provided do not conform to the representations made by the candidate to be acquired in the closing documents, the closing documents will provide that the proposed transaction will be voidable, at the discretion of the present management of the Company. If such transaction is voided, the agreement will also contain a provision providing for the acquisition entity to reimburse the Company for all costs associated with the proposed transaction.

     The Company does not intend to make any loans to any prospective acquisition or merger candidates or to unaffiliated third parties. The Company may make loans only to prospective acquisition or merger candidates only when such fund is available, the Company has entered into an acquisition or merger agreement and making a loan to the acquisition or merger candidate is beneficial to the Company. The criteria that will be used in determining whether to make loans is the availability and the need of cash by the acquisition or merger candidate in order to complete the acquisition or merger. The loan may be either secured or non-secured depending on the result of negotiation and there is no limitations as to the amounts that may be loaned.

     The Company does not intends to provide the Company's security holders with any complete disclosure documents, including audited financial statements, concerning an acquisition or merger candidate and its business prior to the consummation of any acquisition or merger transaction.

COMPETITION

     The Company will remain an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than the Company. In view of the Company's combined extremely limited financial resources and limited management availability, the Company will continue to be at a significant competitive disadvantage compared to the Company's competitors.

YEAR 2000 ISSUE

     The Company has reviewed all of its current computer applications with respect to the year 2000 issue. The Company believes that certain of its applications are substantially year 2000 compliant and that any additional costs with respect to year 2000 compliance will not be material to the Company. The Company is currently unable to determine the effect on it, if any, of year 2000 compliance by any business that may consummate a merger with the Company in the future.

ITEM 3. DESCRIPTION OF PROPERTY.

     The Company's headquarters includes approximately 1,500 square feet and are located at 1710 E. Division Street, Evansville, IN
47711. These offices are provided by Aaron Tsai, President of the Company, and are shared with Aimex Camera Corp., Aimex Imaging Corp., American Multimedia, Inc., MAS Financial Corp., Aimex Marketing Corp., Aimex Distributing Corp. and Auto Stack Pacific Rim Ltd. The Company pays no monthly rent. The Company has an understanding with MAS Financial Corp. that the Company can use its current and future office space without any cost until the Company acquire or merger with another company.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

PRINCIPLE STOCKHOLDERS

     The following table sets forth certain information as of December 31, 1997 regarding the beneficial ownership of the Company's Common Stock by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) by each Director and executive officer of the Company and (iii) by all executive officer and Directors of the Company as a group. Each of the persons named in the table has sole voting and investment power with respect to Common Stock beneficially owned.

                       		 	 Number of	   Percentage of
Name and Address	       	 	Shares Owned	   Shares owned
Aaron Tsai	 (1)	           	 8,500,000	    99.96%
c/o MAS Acquisition III Corp.
1710 E. Division St.
Evansville, IN 47711

Chia-Lun Tsai          			     0	               *
c/o MAS Acquisition III Corp.
1710 E. Division St.
Evansville, IN 47711

All Directors & Officers   	         8,500,000          99.96%
as a group (2 persons) (1)

* Less than 1%

ITEM 5. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.

OFFICERS AND DIRECTORS

     The following table sets forth certain information concerning each of the Company's directors and executive officers:

     Name	    Age	      Position
     Aaron Tsai     29        Chairman of the Board, President, Chief
                              Executive Officer, and Treasurer
     Chia-Lun Tsai  51	      Vice President and Director

     Aaron Tsai has previously served as President, Chief Executive Officer, Treasurer and as a Director of the Company since inception and is serving the same positions since August 7, 1998. Mr. Tsai is President and Director of MAS Financial Corp., Aimex Camera Corp., Aimex Distributing Corp., Aimex Marketing Corp., American Multimedia, Inc., Aimex Imaging Corp. and Auto Stack Pacific Rim Ltd. Mr. Tsai is Vice President and Director of Hunan Restaurant of Indiana, Inc. and Hunan Restaurant of Boonville, Inc. Mr. Tsai was President and Director of Aimex International Corporation, Aimex Camera (HK) Limited, Aimex Capital/Finance, Ltd. and Multi Access Systems, Inc. Mr. Tsai has served as President, Chief Executive Officer and a Director of Aimex Camera Inc.

     Mr. Chia-Lun Tsai has previously served as Vice President and a Director of the Company since inception and is serving the same positions since August 7, 1998. Mr. Tsai is a Director of MAS Financial Corp.
since August 1995 and Aimex Camera Corp. since December 1996. Mr. Tsai is owner and manager of Hunan Restaurant of Indiana, Inc. and Hunan Restaurant of Boonville, Inc. Mr. Tsai was an owner and manager of Hunan Restaurant from 1986 until 1993. Mr. Tsai was Vice President and a Director of Aimex International Corporation and Aimex Camera Inc.

     The blank check companies that Aaron Tsai served as President and Director and Chia-Lun Tsai served as Vice President and Director are
MAS Acquisition I Corp., MAS Acquisition II Corp., MAS Acquisition IV Corp., MAS Acquisition V Corp., MAS Acquisition VI Corp., MAS Acquisition VII Corp., MAS Acquisition VIII Corp., MAS Acquisition IX Corp., MAS Acquisition X Corp., MAS Acquisition XI Corp., MAS Acquisition XII Corp., MAS Acquisition XIII Corp., MAS Acquisition XIV Corp., MAS Acquisition XV Corp. and MAS Acquisition XVI Corp. These blank check companies are "shell companies" and are not reporting companies at this time, other than MAS Acquisition I Corp. and MAS Acquisition VI Corp., which are reporting companies.

     In December 1997 MAS Acquisition I Corp. merged with Sloan Electronics, Inc. and renamed to Sloan Electronics, Inc. and in October 1997 MAS Acquisition II Corp. renamed to ThermoTek Environmental, Inc. Both Sloan Electronics, Inc. and TermoTek Environmental Inc. are no longer blank check companies and are under control of new controlling persons. On July 25, 1997, MAS Acquisition IV Corp. was renamed Aimex Distributing Corp. and on July 25, 1997, MAS Acquisition V was renamed Aimex Marketing Corp. Both Aimex Distributing Corp. and Aimex Marketing Corp. markets and distributes cameras and are no longer blank check companies. Mr. Aaron Tsai is President, Director and the principle shareholder of Aimex Marketing Corp. and Aimex Distributing Corp.

     Mr. Chia-Lun Tsai is the father of Mr. Aaron Tsai.

     The Officers and Directors identified in above table are the Company's only promoters.

PRIOR BLANK CHECK OFFERINGS

     Mr. Aaron Tsai was involved in a number of blank check offerings. On September 11, 1996, Multi Access Systems Inc. gifted 23,600 shares of its common stock in reliance on Regulation S to non-U.S. persons for the purpose of increasing the number of shareholders. Multi Access Systems Inc. has not merged with or acquired any business. Mr. Aaron Tsai is the principle shareholder of MAS Acquisition II Corp., MAS Acquisition IV Corp., MAS Acquisition V Corp., MAS Acquisition VI Corp., MAS Acquisition VII Corp., MAS Acquisition VIII Corp., MAS Acquisition IX Corp., MAS Acquisition X Corp., MAS Acquisition XI Corp., MAS Acquisition XII Corp., MAS Acquisition XIII Corp., MAS Acquisition XIV Corp., MAS Acquisition XV Corp. and MAS
Acquisition XVI Corp. and on March 16, 1997 each of these companies gifted 3,100 shares of its common stock, respectively, in reliance on Regulation S to non-U.S. persons for the purpose of increasing the number of shareholders.

CONFLICTS OF INTEREST

     Members of the Company's management are associated with other firms involved in a range of business activities. Consequently,there are potential inherent conflicts of interest in their acting as officers and directors of the Company. Insofar as the officers and directors are engaged in other business activities, management anticipates it will devote only a minor amount of time to the Company's affairs.

     The officers and directors of the Company have been and may in the future become shareholders, officers or directors of other companies which may be formed for the purpose of engaging in business activities similar to those conducted by the Company. Accordingly, additional direct conflicts of interest may arise in the future with respect to such individuals acting on behalf of the Company or other entities. Moreover, additional conflicts of interest may arise with respect to opportunities which come to the attention of such individuals in the performance of their duties or otherwise. The Company does not currently have a right of first refusal pertaining to opportunities that come to management's attention insofar as such opportunities may relate to the Company's proposed business operations.

     The officers and directors are, so long as they are officers or directors of the Company, subject to the restriction that all opportunities contemplated by the Company's plan of operation which come to their attention, either in the performance of their duties or in any other manner, will be considered opportunities of, and be made available to the Company and the companies that they are affiliated with on an equal basis. A breach of this requirement will be a breach of the fiduciary duties of the officer or director. If the Company or the companies in which the officers and directors are affiliated with both desire to take advantage of an opportunity, then said officers and directors would abstain from negotiating and voting upon the opportunity. However, all directors may still individually take advantage of opportunities if the Company should decline to do so. Except as set forth above, the Company has not adopted any other conflict of interest policy with respect to such transactions.

     Aaron Tsai, President of the Company will be compensated in form of shares of common stock of the Company upon completion of an acquisition or merger. It is possible that such compensation may become a factor in negotiations and present conflict of interest. Aaron Tsai will use his best efforts to resolve equitably any conflicts that might result during negotiations for an acquisition or merger.

     There are no agreements or understandings for any officers and/or directors to resign at the request of another person and that none of the officers or directors are acting on behalf of or will act at the direction of any other person except at the time of the acquisition or merger and at the request of the controlling persons of the acquisition or merger candidate. The Company expects that the controlling persons of the acquisition or merger candidate will ask all of the current Officers and Directors to resign at the time of the acquisition or merger because they will become controlling persons of the Company.

INVESTMENT COMPANY ACT OF 1940

     Although the Company will be subject to regulation under the Securities Act of 1933 and the Securities Exchange Act of 1934, management believes the Company will not be subject to regulation under the Investment Company Act of 1940 insofar as the Company will not be engaged in the business of investing or trading in securities. In the event the Company engages in business combinations which result in the Company holding passive investment interests in a number of entities, the Company could be subject to regulation under the Investment Company Act of 1940. In such event, the Company would be required to register as an investment company and could be expected to incur significant registration and compliance costs. The Company has obtained no formal determination from the Securities and Exchange Commission as to the status of the Company under the Investment Company Act of 1940 and, consequently, any violation of such Act would subject the Company to material adverse consequences. The Company's Board of Directors unanimously approved a resolution stating that it is the Company's desire to be exempt from the Investment Company Act of 1940 via Regulation 3a-2 thereto.

INVESTMENT ADVISOR ACT OF 1940

     The Company is not an "investment adviser" under the Federal Investment Adviser Act of 1940, which classification would involve a number of negative considerations. Accordingly, the Company will not furnish or distribute advice, counsel, publications, writings, analysis or reports to anyone relating to the purchase or sale of any securities within the language, meaning and intent of Section 2(a)(11) of the Investment Adviser Act of 1940, 15 U.S.C.

ITEM 6. EXECUTIVE COMPENSATION.

     The Company issued 500 shares of Common Stock as compensation to former directors. None of the Company's current officers and/or directors receive any compensation for their respective services rendered unto the Company, nor have they received such compensation in the past. They all have agreed to act without compensation until authorized by the Board of Directors, which is not expected to occur until the Company has generated revenues from operations after consummation of a merger or acquisition. As of the date of this registration statement, the Company has no funds available to pay directors. Further, none of the directors are accruing any compensation pursuant to any agreement with the Company.

     It is possible that, after the Company successfully consummates a merger or acquisition with an unaffiliated entity, that entity may desire to employ or retain one or a number of members of the Company's management for the purposes of providing services to the surviving entity, or otherwise provide other compensation to such persons. However, the Company has adopted a policy whereby the offer of any post-transaction remuneration to members of management will not be a consideration in the Company's decision to undertake any proposed transaction. Each member of management has agreed to disclose to the Company's Board of Directors any discussions concerning possible compensation to be paid to them by any entity which proposes to undertake a transaction with the Company and further, to abstain from voting on such transaction. Therefore, as a practical matter, if each member of the Company's Board of Directors is offered compensation in any form from any prospective merger or acquisition candidate, the proposed transaction will not be approved by the Company's Board of Directors as a result of the inability of the Board to affirmatively approve such a transaction.

     It is possible that persons associated with management may refer a prospective merger or acquisition candidate to the Company. In the event the Company consummates a transaction with any entity referred by associates of management, it is possible that such an associate will be compensated for their referral in the form of a finder's fee. It is anticipated that this fee will be either in the form of restricted common stock issued by the Company as part of the terms of the proposed transaction, or will be in the form of cash consideration. However, if such compensation is in the form of cash, such payment will be tendered by the acquisition or merger candidate, because the Company has insufficient cash available.
The amount of such finder's fee cannot be determined as of the date of this registration statement, but is expected to be comparable to consideration normally paid in like transactions. No member of management of the Company will receive any finders fee, either directly or indirectly, as a result of their respective efforts to implement the Company's business plan outlined herein.

     The Company plans to compensate Aaron Tsai, President of the Company between 800,000 to 1,500,000 shares of Common Stock of the Company for his services in connection with completion of an acquisition or merger. The Company does not intend to compensate any other Officers and Directors of the Company or consultants in connection with completion of an acquisition or merger in any form other than in form of Common Stock to the President of the Company and in form of finders fee to the consultant(s).

     No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

     There have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to
Item 404 of Regulation S-B.

ITEM 8. DESCRIPTION OF SECURITIES.

COMMON STOCK

     The Articles of Incorporation currently authorizes the Company to issue Eighty Million (80,000,000) shares of Common Stock at $.001 par value. Each holder of the Common Stock shall be entitled to one vote for each share of Common Stock held. As of September 8, 1998, there are 8,503,600 shares of Common Stock outstanding.

PREFERRED STOCK

     Pursuant to the Articles of Incorporation, the Company is authorized to issue Twenty Million (20,000,000) shares of Preferred Stock at $.001 par value. The Preferred Stock may be divided into Series or Classes, with special voting rights and preferences, to be established by the management of the Company upon the approval of a majority vote of the Directors of the Company. As of September 8, 1998, there are no shares of Preferred Stock outstanding.

     If the Board of Directors authorized the issuance of shares of Preferred Stock with conversion rights, the number of shares of Common Stock outstanding could potentially be increased by up to the authorized amount. Issuance of Preferred Stock could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company and may adversely affect the rights of holders of other classes of Preferred Stock or holders of Common Stock. Also, Preferred Stock could have preferences over the Common Stock and other series of Preferred Stock with respect to dividends and liquidation rights.

     Upon liquidation of the Company, each shareholder is entitled to receive a proportionate share of the Company's assets available for distribution to shareholders after the payment of liabilities and after distribution in full of preferential amounts, if any.
All shares of the Company's Common Stock issued and outstanding are fully-paid and nonassessable. Holders of the Common Stock are entitled to share pro rata in dividends and distributions with respect to the Common Stock, as may be declared by the Board of Directors out of funds legally available therefor.

     The proposed business activities described herein classify the Company as a "blank check" company. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions.
Management does not intend to undertake any offering of the Company's securities, either debt or equity, until such time as the Company has successfully implemented its business plan described herein. Relevant thereto, Aaron Tsai, the primary shareholder of the Company, has agreed that he will not sell his respective shares of the Company's common stock until such time as the Company has successfully consummated a merger or acquisition and the Company is no longer classified as a "blank check" company.

                             PART II

ITEM 1. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

     The Company's Common Stock has never been traded. The Company plans to apply to have its Common Stock traded on the over-the-counter market and listed on the OTC Bulletin Board. There is no assurance that a trading market will ever develop or, if such a market does develop, that it will continue.

     As of September 8, 1998, the number of holders of the Company's Common Stock was 37.

DIVIDEND POLICY

     The Company has not paid any cash dividends on its Common Stock and presently intends to continue a policy of retaining earnings, if any, for reinvestment in its business.

PENNY STOCK

     Until the Company's shares qualify for inclusion in the Nasdaq system, the trading of the Company's securities, if any, will be in the over-the-counter markets which are commonly referred to as the "pink sheets" or on the Nasdaq Bulletin Board. As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of the securities offered.

     Effective August 11, 1993, the Securities and Exchange Commission adopted Rule 15g-9, which established the definition of a "penny stock," for purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stock in both public offering and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

     The National Association of Securities Dealers, Inc. (the "NASD"), which administers NASDAQ, has recently made changes in the criteria for continued NASDAQ eligibility. In order to continue to be included on NASDAQ, a company must maintain $2,000,000 in net tangible assets or $35,000,000 in market capitalization or $500,000 net income in latest fiscal year or 2 or last 3 fiscal years, a $1,000,000 market value of its publicly-traded securities and 500,000 shares in public float. In addition, continued inclusion requires two market-makers and a minimum bid price of $1.00 per share.

     Management intends to strongly consider undertaking a transaction with any merger or acquisition candidate which will allow the Company's securities to be traded without the aforesaid limitations. However, there can be no assurances that, upon a successful merger or acquisition, the Company will qualify its securities for listing on NASDAQ or some other national exchange, or be able to maintain the maintenance criteria necessary to insure continued listing. The failure of the Company to qualify its securities or to meet the relevant maintenance criteria after such qualification in the future may result in the discontinuance of the inclusion of the Company's securities on a national exchange. In such events, trading, if any, in the Company's securities may then continue in the over-the-counter market. As a result, a shareholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Company's securities.

ITEM 2. LEGAL PROCEEDINGS.

     The Company is not a party to any legal proceedings.

ITEM 3. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

     The Company has not changed accountants since its formation and there are no disagreements with the findings of said accountants.

ITEM 4. RECENT SALES OF UNREGISTERED SECURITIES.

     On August 15, 1996, the Company issued 8,500,000 shares of
Common Stock to Aaron Tsai, President of the Company, for $90, which was below the par value at $.001 per common share. The
Company relied on exemption provided by Section 4(2) of the Securities Act of 1933, as amended, for the issuance of 8,500,000 shares of Common Stock to Aaron Tsai. On January 1, 1997, the Company issued
500 shares of Common Stock to former directors of the Company as compensation for their services valued at $1. The Company relied on exemption provided by Section 4(2) of the Securities Act of 1933, as amended, for the issuance of 500 shares of Common Stock to the former directors of the Company. All of these shares are "restricted" shares as defined in Rule 144 under the Securities Act of 1933, as amended (the "Act"). These shares may not be offered for public sale except under Rule 144, or otherwise, pursuant to the Act.

     On March 16, 1997 the Company completed a distribution of 3,100 shares of Common Stock to 31 non-U.S. persons as gift through an agent, Sergy Niorba. The Company relied on exemption provided by Regulation S of the Securities Act of 1933, as amended, for the issuance of 3,100 shares of Common Stock to these non-U.S. persons. All of these shares are "restricted" shares as defined by Regulation S under the Securities Act of 1933, as amended (the "Act"). These shares are in escrow and may not be offered for public sale except under Regulation S, or otherwise, pursuant to the Act.

     Of the 8,503,600 shares of the Company's Common Stock outstanding, all are eligible for sale in the public market, subject in the case of most of such shares to comply with the volume limitations of Rule 144 under the Securities Act of 1933, as amended (the "Securities Act").

     In general, under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a one year holding period, under certain circumstances, may sell within any three-month period a number of shares which does not exceed the greater of one percent of the then outstanding Common Stock or the average weekly trading volume during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity limitation by a person who has satisfied a three-year holding period and who is not, and has not been for the preceding three months, an affiliate of the Company.

     Regulation S provides generally that any offer or sale that occurs outside of the United States is exempt from the registration requirements of the Securities Act of 1933, provided that certain conditions are met. Regulation S has two safe harbors. One safe harbor applies to offers and sales by issuers, securities professionals involved in the distribution process pursuant to contract, their respective affiliates, and persons acting on behalf of any of the foregoing (the "issuer safe harbor"), and the other applies to resales by persons other than the issuer, securities professionals involved in the distribution process pursuant to contract, their respective affiliates (except certain officers and directors), and persons acting on behalf of any of the forgoing (the "resale safe harbor"). An offer, sale or resale of securities that satisfied all conditions of the applicable safe harbor is deemed to be outside the United States as required by Regulation S. The holding period for shares sold in reliance on Regulation S is one year.

     The Company has complied with the requirements of Regulation S by having no directed selling efforts made in the United States, ensuring that each persons is a non-U.S. person with address in a foreign country and having each persons made representation to the Company certifying that he or she is not a U.S. person and is not acquiring the Securities for the account or benefit of a U.S.
person other than persons who purchased Securities in transactions exempt from the registration requirements of the Securities Act;
and also agrees only to sell the Securities in accordance with the registration provisions of the Securities Act or an exemption therefrom, or in accordance with the provisions of the Regulation.

     The Company has obligations to ensure that any state laws are not violated through the sale and resale of its securities. Aaron Tsai understood and agreed that the securities of the Company issued to him are unregistered and restricted securities and may not be sold, transferred or otherwise disposed of unless registered or qualified under applicable state securities laws or an exemption therefrom is available.

ITEM 5. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     As permitted by Delaware General Corporation Law, the Company has included in its Certificate of Incorporation a provision to eliminate the personal liability of its officers and directors for monetary damages for breach or alleged breach of their fiduciary duties as officers and/or directors, subject to certain exceptions. In addition, the Bylaws of the Company provide that the Company is required to indemnify its officers and directors under certain circumstance including those circumstances in which indemnification would otherwise be discretionary, and the Company is required to advance expenses to its officers and directors incurred in connection with proceeding against them for which they may be indemnified. The Company has entered into indemnification agreements with its officers and directors containing provisions that are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law.

INDEMNIFICATION OF OFFICERS OR PERSONS CONTROLLING THE COMPANY FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, IS HELD TO BE AGAINST PUBLIC POLICY BY THE SECURITIES AND EXCHANGE COMMISSION AND IS THEREFORE UNENFORCEABLE.

                             PART F/S

ITEM 1. FINANCIAL STATEMENTS AND EXHIBITS.

(a) The following financial statements of the Company are filed as part of this Report:

(1) Financial Statements 	                                Page
                Report of Independent Auditors                  F-1
                Balance Sheets at December 31, 1997 and         F-2
                        September 8, 1998
                Statements of Operations for the                F-3
                        Period from Inception (July 31, 1996)
                        to December 31, 1996, the Year Ended
                        December 31, 1997, the Period from
                        January 1, 1998 to September 8, 1998
                        and the Period from Inception to
                        September 8, 1998
                Statement of Changes in Stockholders' Equity    F-4
                        for the Period from July 31, 1996,
                        (Inception) through September 8, 1998
                Statements of Cash Flows for the                F-5
                        Period from Inception (July 31, 1996)
                        to December 31, 1996, the Year Ended
                        December 31, 1997, the Period from
                        January 1, 1998 to September 8, 1998
                        and the Period from Inception to
                        September 8, 1998
		Notes to Financial Statements                   F-6

(2) Exhibits:

        (1)    	  Not Applicable
        (2)    	  Not Applicable
        (3.1)  	  Articles of Incorporation
        (3.2)  	  By-laws
        (4)   	  Not Applicable
        (5)   	  Not Applicable
        (6)   	  Not Applicable
        (7)   	  Not Applicable
        (8)       Not Applicable
        (9)       Not Applicable
        (10)  	  Not Applicable
        (11)      Not Applicable
        (12)      Not Applicable
        (13)      Not Applicable
        (14)      Not Applicable
        (15)      Not Applicable
        (16)      Not Applicable
        (17)      Not Applicable
        (18)      Not Applicable
        (19)      Not Applicable
        (20)      Not Applicable
        (21)      Not Applicable
        (22)      Not Applicable
        (23)      Not Applicable
        (24)      Consent of Tubbs, & Bartnick, P.A.
                  Certified Public Accountants
        (25)      Not Applicable
        (26)      Not Applicable
        (27)      Not Applicable
        (28)      Not Applicable
        (99)      Not Applicable

SIGNATURES

	In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



MAS ACQUISITION III CORP.



Date: November 25, 1998     By: /s/ Aaron Tsai
                            __________________________________
                            Aaron Tsai
		            President, Chief Executive Officer
																		         	Treasurer and Director


Date: November 25, 1998     By: /s/ Chia-Lun Tsai
                            __________________________________
	                    Chia-Lun Tsai
                            Vice President and Director

TUBBS & BARTNICK, P.A.
----------------------
CERTIFIED PUBLIC ACCOUNTANTS

                 INDEPENDENT AUDITOR'S REPORT
                 ----------------------------

To the Stockholders and Board of Directors of:
 MAS Acquisition III Corp.

We have audited the accompanying balance sheets of MAS Acquisition III Corp. (a development stage Company) as of December 31, 1997 and September 8, 1998, and the related statements of operations, stockholders' equity, and cash flows for the period from July 31, 1996 (date of inception) to December 31, 1996, the year ended December 31, 1997, the period from January 1, 1998 to September 8, 1998 and the period from July 31, 1996 (date of inception) to September 8, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MAS Acquisition III Corp. (a development stage company) as of December 31, 1997, and September 8, 1998, and the results of its operations, and its cash flows for the period from July 31, 1996 (date of inception) to December 31, 1996, the year ended December 31, 1997, the period from January 1, 1998 to September 8, 1998, and the period from July 31, 1996 (date of inception) to September 8, 1998, in conformity with generally accepted accounting principles.


                              /s/ Tubbs & Bartnick, P.A.
                                  TUBBS & BARTNICK, P.A.
                                  Certified Public Accountants
Boca Raton, Florida
September 10, 1998

2300 Glades Road, Suite 415E, Boca Raton, FL 33431, Tel: (561) 361-0330,
Fax: (561) 368-7720
                 (Member - AICPA Division for CPA Firms)

                            MAS Acquisition III Corp.
                         (A Development Stage Company)
                                 Balance Sheets

                                               December 31,   September 8,
   ASSETS                                         1997           1998
                                               ------------   ------------
Current assets:
  Total current assets                           $     -             -
                                                 ---------     ---------
Other assets:
  Organization costs net of amortization of
   $27 and $41                                          63            49
                                                 ---------     ---------
     Total assets                                $      63     $      49
                                                 =========      =========
LIABILITIES AND STOCKHOLDERS' EQUITY

Commitments and contingencies

Stockholders' equity:
Preferred stock, $.001 par value
   20,000,000 shares authorized
   none issued or outstanding                    $     -             -
Common stock, $.001 par value,
   80,000,000 shares authorized,
   8,503,600 shares issued and
   outstanding                                          94            94
   Deficit accumulated during the
    development stage                                  (31)          (45)
                                                 ---------     ---------
     Total liabilities and stockholders' equity  $      63     $      49
                                                 =========     =========

The accompanying notes are an integral part of the financial statements.

                          MAS Acquisition III Corp.
                       (A Development Stage Company)
                          Statements of Operations
  For the Period From Inception (July 31, 1996) to December 31, 1996, the Year Ended December 31, 1997, the Period From January 1, 1998 to September 8, 1998 and the Period From Inception to September 8, 1998

                           Inception      Year      January 1,    Inception
                              to          Ended       1998 to        to
                          December 31, December 31, September 8, September 8,
                              1996         1997        1998         1998
                          ------------ ------------ ------------ ------------

Revenue                    $     -     $     -     $     -      $     -
                           ---------   ---------   ---------    ---------
Costs and expenses:
 General and Administrative        9          22          14           45
                           ---------   ---------   ---------     --------
   Net loss                $      (9)  $     (22)   $    (14)         (45)
                           =========    =========   =========    =========

Per share information:

 Weighted average number
 of common shares
 outstanding               8,500,000    8,502,825   8,503,600    8,502,140
                           =========    =========   =========    =========

 Net loss per share        $    (.00)   $    (.00)  $    (.00)   $    (.00)
                           =========    =========   =========    =========


 The accompanying notes are an integral part of the financial statements.

                           MAS Acquisition III Corp.
                        (A Development Stage Company)
                 Statement of Changes in Stockholders' Equity
                For the Period From July 31, 1996, (Inception) through
                                   September 8, 1998

                                                 Deficit Accumulated
                                                      During the
                                Common Stock      Development Stage    Total
                            -------------------- ------------------- ----------
                             Shares      Amount
                            ---------   --------
Shares issued at inception
 for organization costs
 aggregating $90            8,500,000   $      90       $   -         $     90
Net loss for the period           -           -                (9)          (9)
                            ---------   ---------       ---------     --------
Balance December 31, 1996   8,500,000   $      90       $      (9)    $     81
                            =========   =========       =========     ========
Shares issued for
 services at $.001
 per share during
 January, 1997                    500           1                            1
Gift shares issued
 during March, 1997 at
 $.001 per share                3,100           3                            3
Net loss for the period           -           -               (22)         (22)
                            ---------   ---------       ---------     --------
Balance December 31, 1997   8,503,600   $      94       $     (31)    $     63
Net loss for the period           -           -               (14)         (14)
                            ---------   ---------       ---------     --------
Balance September 8, 1998   8,503,600   $      94             (45)          49
                            =========   =========       =========     ========


The accompanying notes are an integral part of the financial statements.

                          MAS Acquisition III Corp.
                       (A Development Stage Company)
                          Statements of Cash Flows
  For the Period From Inception (July 31, 1996) to December 31, 1996, the Year Ended December 31, 1997, the Period From January 1, 1998 to September 8, 1998 and the Period From Inception to September 8, 1998

                                                            January
                                         Inception  Year        1,   Inception
                                             to     Ended    1998 to   to
                                         December December September September
                                             31,      31,       8,      8,
                                            1996     1997     1998     1998
                                          -------- -------- -------- --------
Cash Flows From Operating Activities:
  Net loss                                $    (9) $   (22) $   (14) $   (45)
Adjustments to reconcile net loss to
 net cash used in operating activities:
  Amortization                                  9       18       14       41
  Issuance of common stock for services       -          1      -          1
  Gifted shares issued                        -          3      -          3
                                         -------- -------- -------- --------
Net cash provided by (used in)
  operations                                  -        -        -        -
                                         -------- -------- -------- --------
Cash flows from investing activities:
Net cash provided by (used in)
  investing activities                        -        -        -        -
                                         -------- -------- -------- --------
Cash flows from financing activities:
Net cash provided by (used in)
  financing activities                        -        -        -        -
                                         -------- -------- -------- --------
Net increase (decrease) in cash and
  cash equivalents                            -        -        -        -
                                         -------- -------- -------- --------
Beginning cash and cash equivalents
Ending cash and cash equivalents         $    -   $    -   $    -   $    -
                                         ======== ======== ======== ========

Supplemental cash flow information:

 Cash paid for: Income taxes                  -        -        -        -
                Interest                      -        -        -        -

Non-cash investing and financing
 activities:

 Common shares issued for organization
  costs                                  $    90  $    -   $    -   $     90

The accompanying notes are an integral part of the financial statements.


                                    F-5



                          MAS Acquisition III Corp.
                       (A Development Stage Company)
                       Notes to Financial Statements

Note 1. SIGNIFICANT ACCOUNTING POLICIES

Organization

The Company was incorporated on July 31, 1996, in the State of Delaware.
The Company is in the development stage and its intent is to locate suitable business ventures to acquire. The Company has had no significant business activity to date and has chosen December 31, as a year end.

Cash and cash equivalents

Cash and cash equivalents consist of cash and other highly liquid debt instruments with an original maturity of less than three months.

Intangible assets

The cost of intangible assets are amortized using the straight line method over the estimated useful economic life (five years for organization costs). They are stated at cost less accumulated amortization. The Company reviews for the impairment of long-lived assets and certain identifiable intangibles whenever events or changes in circumstances indicate that the carrying value of the asset may not be recoverable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. No such impairment losses have been identified in the periods presented.

Net loss per share

The net loss per share is computed by dividing the net loss for the period by the weighted average number of common shares outstanding for the period. Common stock equivalents are excluded from the computation as their effect would be anti-dilutive. Shares issued at inception are considered to be outstanding for the entire period presented.

Use of Estimates

The preparation of the Company's financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

Note 2. STOCKHOLDERS' EQUITY

At inception the Company issued 8,500,000 shares of its $.001 par value common stock to an officer as reimbursement of organization costs paid by the officer. Fair value used for this transaction of $90 is based upon the actual cost of incorporation.

During January, 1997 the Company issued 500 shares of its $.001 par value common stock to directors as compensation valued at $1.

During March, 1997 the Company issued 3,100 shares of its common stock to 31 foreign citizens as a gift with an aggregate fair value of $4.

Note 3. INCOME TAXES

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classifications of the assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. The deferred tax asset related to the operating loss carryforward has been fully reserved.

The Company currently has net operating loss carryforwards aggregating approximately $45 which expire in 2011 and 2012.


                                    F-6

                      CERTIFICATE OF INCORPORATION

FIRST.     The name of the corporation is MAS ACQUISITION III CORP.

SECOND.    The address of its registered office in the State of Delaware is 802
West Street, in the City of Wilmington, County of New Castle. The Registered
Agent in charge thereof is INC. PLAN (USA), located at the same address, as above.

THIRD.     The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation
Law of Delaware.

FOURTH.    The total number of shares of stock which the corporation shall have authority to issue is one hundred million (100,000,000): eighty million
(80,000,000) shares of common stock, each of such shares shall have a par value of $.001 and twenty million (20,000,000) shares of preferred stock, each of such shares shall have a par value of $.001.

FIFTH.    The name and mailing address of the incorporator is as follows:

                Caroline Quigley
                802 West Street
                Wilmington, Delaware 19801

SIXTH.    The corporation is to have perpetual existence.

SEVENTH. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as director except for liability (i) breach of director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law,
(iii) under Section 174 of the Delaware General Corporation Law, (iv) for any transaction for which the director derived an improper personal benefit.

EIGHTH.   The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make, file, and record this Certificate, and I have accordingly hereunto set my hand this 31th day of July A.D. 1996.


                                           /s/ Caroline Quigley
                                           ----------------------------------
                                               Incorporator/ Caroline Quigley


                                Exhibit (3.1)


                            MAS ACQUISITION III CORP.
                            -------------------------
                            (A Delaware Corporation)

                                    BYLAWS


ARTICLE ONE:  NAME AND OFFICES

1.01	Name.  The name of the Corporation is MAS Acquisition III Corp., hereinafter referred to as the "Corporation"

1.02	Registered Office and Agent.  The Corporation shall establish, designate and maintain a  registered office and agent in the State of Delaware.  The registered office of the Corporation shall be at 802 West Street, Wilmington,
Delaware 19804. The name of the registered agent at such address shall be Inc.
Plan (USA).

1.03	Change of Registered Office or Agent.  The Corporation may change its registered office or change its registered agent, or both, as the Board of
Directors may from time to time determine.

1.04	Other Offices.  The Corporation may have offices at such places both within and without the State of Delaware, or within or without the United States and in any foreign countries as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE TWO:  SHAREHOLDERS

2.01	Place of Meetings.  All meetings of the Shareholders for the election of
Directors and for any other purpose may be held at such time and place, within or without the State of Delaware, as stated in the notice of the meeting or in a duly executed waiver of notice thereof.

2.02	Annual Meeting.  An annual meeting of the Shareholders for the election of
Directors and for the transaction of such other business as may properly come before the meeting shall be held each year on the first Monday in January, beginning in 1997, or such other date as may be selected by the Board of
Directors from time to time.  At the meeting, the Shareholders shall elect
Directors and transact such other business as may properly be brought before the meeting.

2.03	Special Meeting.  Special meetings of the Shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of
Incorporation, or by these Bylaws, may be called by the President, the
Secretary, the Board of Directors, or the holders of not less than one tenth of all the shares entitled to vote at the meeting.  Business transacted at a special meeting shall be confined to the subjects stated in the notice of the meeting.

2.04	Notice.  Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the person calling the meeting, to each Shareholder of record entitled to vote at the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the Shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

2.05	Voting List.  At least ten days before each meeting of Shareholders a complete list of the Shareholders entitled to vote at such meeting, arranged in alphabetical order and setting forth the address of each and the number of voting shares held by each, shall be prepared by the Officer or agent having charge of the stock transfer books.  Such list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the
Corporation and shall be subject to inspection by any Shareholder during the whole time of the meeting.

2.06	Quorum.  The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the Shareholders for the transaction of business except as otherwise provided by statute, by the
Articles of Incorporation or by these Bylaws.  If a quorum is not present or represented at a meeting of the Shareholders, the Shareholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

2.07	Majority Vote:  Withdrawal of Quorum.  When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the Articles of Incorporation or of these
Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

2.08	Method of Voting.  Each outstanding share, regardless of class, shall be entitled to one vote on each matter subject to a vote at a meeting of
Shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation.  The
Board of Directors may, in the future, at their discretion, direct that voting be cumulative, according to any plan adopted by the Board.  At any meeting of the Shareholders, every Shareholder having the right to vote may vote either in person or by proxy executed in writing by the Shareholder or by his duly authorized attorney-in-fact.

No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable or unless otherwise made irrevocable by law. Each proxy shall be filed with the Secretary of the Corporation prior to, or at the time of, the meeting. Voting for Directors shall be in accordance with Section 3.06 of these Bylaws. Any vote may be taken via voice or by show of hands unless someone entitled to vote objects, in which case written ballots shall be used. Cumulative voting is not prohibited.


2.09	Record Date:  Closing Transfer Books.  The Board of Directors may fix in
advance a record date for the purpose of determining Shareholders entitled to notice of, or to vote at, a meeting of Shareholders, such record date to be not less than ten nor more than sixty days prior to such meeting; or the Board of
Directors may close the stock transfer books for such purpose for a period of not less than ten nor more than sixty days prior to such meeting.  In the absence of any action by the Board of Directors, the date upon which the notice of the meeting is mailed shall be the record date.

2.10	Action Without Meeting.  Unless otherwise provided in the Certificate of
Incorporation, any action required to be taken at any annual or special meeting of Shareholders or any action which may be taken at any annual or special meeting of Shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

Such consent or consents shall have the same force and effect as the requisite vote of the Shareholders at a meeting. The signed consent or consents, or a copy or copies thereof, shall be placed in the minute book of the Corporation.
Such consents may be signed in multiple counterparts, each of which shall constitute an original for all purposes, and all of which together shall constitute the requisite written consent or consents of the Shareholders, if applicable. A telegram, telex, cablegram, or similar transaction by a Shareholder, or a photographic, photostatic, facsimile or similar reproduction of a writing signed by a Shareholder, shall be regarded as signed by the Shareholder for purposes of this Section 2.10.

2.11	Order of Business at Meetings.  The order of business at annual meetings, and so far as practicable at other meetings of Shareholders, shall be as follows unless changed by the Board of Directors:

	(a)	Call to order
	(b)	Proof of due notice of meeting
	(c)	Determination of quorum and, if necessary, examination of proxies
	(d)	Announcement of availability of voting list (See Bylaw 2.05)
	(e)	Announcement of distribution of annual reports (See Bylaw 8.03)
	(f)	Reading and disposing of minutes of last meeting of Shareholders
	(g)	Reports of Officers and committees, if deemed necessary
	(h)	Appointment of voting inspectors
	(I)	Unfinished business
	(j)	New business
	(k)	Nomination of Directors
	(l)	Opening of polls for voting
	(m)	Recess
	(n)	Reconvening; closing of polls
	(o)	Report of voting inspectors
	(p)	Other business
	(q)	Adjournment


ARTICLE THREE:  DIRECTORS

3.01	Management.  The business and affairs of the Corporation shall be managed by the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not, by statute or by the Articles of Incorporation or by these Bylaws, directed or required to be exercised or done by the Shareholders.

3.02	Number; Qualification; Election; Term.  The Board of Directors shall consist of not less than one member nor more than five members; provided however, the Board of Directors in effect as of the date of effectiveness of these Bylaws consists of three members.  A Director need not be a Shareholder or resident of any particular state or country.  The Directors shall be elected at the annual meeting of the Shareholders, except as provided in Bylaw 3.03 and
3.05.  Each Director elected shall hold office until his successor is elected and qualified. Each person elected as a Director shall be deemed to have qualified unless he states his refusal to serve shortly after being notified of his election.

3.03	Change in Number.  The number of Directors may be increased or decreased from time to time by amendment to the Bylaws, but no decrease shall have the effect of shortening the term of any incumbent Director.  Any directorship to be filled by reason of an increase in the number of Directors shall be filled by the Board of Directors for a term of office continuing only until the next election of one or more Directors by the Shareholders; provided that the Board of Directors may not fill more than two such directorships during the period between any two successive annual meetings of Shareholders.

3.04	Removal.  Any Director may be removed either for or without cause at any special or annual meeting of Shareholders by the affirmative vote of a majority, in number of shares, of the Shareholders present in person or by proxy at such meeting and entitled to vote for the election of such Director if notice of intention to act upon such matter is given in the notice calling such meeting.

3.05	Vacancies.  Any unfilled directorship position, or any vacancy occurring in the Board of Directors (by death, resignation, removal or otherwise), shall be filled by an affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors.

 A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, except that a vacancy occurring due to an increase in the number of Directors shall be filled in accordance with
Section 3.03 of these Bylaws.

3.06	Election of Directors.  Directors shall be elected by majority vote.

3.07	Place of Meeting.  Meetings of the Board of Directors, regular or special, may be held either within or without the State of Delaware.

3.08	First Meeting.  The first meeting of each newly elected Board of Directors shall be held without further notice immediately following the annual meeting of Shareholders, and at the same place, unless the Directors change such time or place by unanimous vote.

3.09	Regular Meetings.  Regular meetings of the Board of Directors may be held without notice at such time and place as determined by the Board of Directors.


3.10	Special Meetings.  Special meetings of the Board of Directors may be called by the President or by any Director on three days notice to each
Director, given either personally or by mail or by telegram.  Except as otherwise expressly provided by statute, or by the Articles of Incorporation, or by these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in a notice or waiver of notice.

3.11	Majority Vote.  At all meetings of the Board of Directors, a majority of the number of Directors then elected and qualified shall constitute a quorum for the transaction of business.  The act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the
Board of Directors, except as otherwise specifically provided by statute or by the Articles of Incorporation or by these Bylaws.

	If a quorum is not present at a meeting of the Board of Directors, the Directors present thereat my adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

	Each Director who is present at a meeting will be deemed to have assented to any action taken at such meeting unless his dissent to the action is entered in the minutes of the meeting, or unless he files his written dissent thereto with the Secretary of the meeting or forwards such dissent by registered mail to the
Secretary of the Corporation immediately after such meeting.

3.12	Compensation.  By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of
Directors and may be paid a fixed sum for attendance of each meeting of the
Board of Directors, or a stated salary as Director.  No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.  Members of any executive, special or standing committees established by the Board of Director, may, by resolution of the
Board of Directors, be allowed like compensation and expenses for attending committee meetings.

3.13	Procedure.  The Board of Directors shall keep regular minutes of its proceedings.  The minutes shall be placed in the minute book of the Corporation.

3.14	Interested Directors, Officers and Shareholders.

	(a)  If Paragraph (b) is satisfied, no contract or other transaction between the Corporation and any of its Directors, Officers or Shareholders (or any
corporation or firm in which any of them are directly or indirectly interested)
shall be invalid solely because of such relationship or because of the presence of such Director, Officer or Shareholder at the meeting authorizing such contract or transaction, or his participation in such meeting or authorization.

	(b)  Paragraph (a) shall apply only if:

	(1)  The material facts of the relationship or interest of each such Director,
Officer or Shareholder are known or disclosed:

		(A)  To the Board of Directors and it nevertheless authorizes or ratifies the contract or transaction by a majority of the Directors present, each such interested Director to be counted in determining whether a quorum is present but not in calculating the majority necessary to carry the vote; or

		(B)  To the Shareholders and they nevertheless authorize or ratify the contract or transaction by a majority of the shares present, each such interested person to be counted for a quorum and voting purposes; or

	(2)  The contract or transaction is fair to the Corporation as of the time it is authorized or ratified by the Board of Directors, a committee of the Board or the Shareholders.

	(c) This provision shall not be construed to invalidate a contract or transaction which would be valid in the absence of this provision.

3.15	Certain Officers.  The President shall be elected from among the members of the Board of Directors.

3.16	Action Without Meeting.  Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all members of the
Board of Directors.  Such consent shall have the same force and effect as unanimous vote of the Board of Directors at a meeting.  The signed consent, or a signed copy thereof, shall be placed in the minute book of the Corporation.
Such consents may be signed in multiple counterparts, each of which shall constitute an original for all purposes, and all of which together shall constitute the unanimous written consent of the Directors.

ARTICLE FOUR:  EXECUTIVE COMMITTEE

4.01	Designation.  The Board of Directors may, by resolution adopted by a majority of the whole Board, designate an Executive Committee from among its members.

4.02	Number; Qualification; Term.  The Executive Committee shall consist of one or more Directors.  The Executive Committee shall serve at the pleasure of the
Board of Directors.

4.03	Authority.  The Executive Committee shall have and may exercise the authority of the Board of Directors in the management of the business and affairs of the Corporation except where action of the full Board of Directors is required by statute or by the Articles of Incorporation, and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it; except that the Executive Committee shall not have authority to amend the Articles of Incorporation; approve a plan of merger or consolidation; recommend to the Shareholders the sale, lease, or exchange of all or substantially all of the property and assets of the Corporation other than in the usual and regular course of its business; recommend to the
Shareholders the voluntary dissolution of the Corporation; amend, alter, or repeal the Bylaws of the Corporation or adopt new Bylaws for the Corporation;
fill any vacancy in the Board of Directors or any other corporate committee;
fix the compensation of any member of any corporate committee; alter or repeal any resolution of the Board of Directors; declare a dividend; or
authorized the issuance of shares of the Corporation.  Each Director shall be deemed to have assented to any action of the Executive Committee unless, within seven days after receiving actual or constructive notice of such action, he delivers his written dissent thereto to the Secretary of the
Corporation.


4.04	Change in Number.  The number of Executive Committee members may be increased or decreased (but not below one) from time to time by resolution adopted by a majority of the Board of Directors.

4.05	Removal.  Any member of the Executive Committee may be removed by the
Board of Directors by the affirmative vote of a majority of the Board of
Directors whenever in its judgment the best interests of the Corporation will be served thereby.

4.06	Vacancies.  A vacancy occurring in the Executive Committee (by death, resignation, removal or otherwise) shall be filled by the Board of Directors in the manner provided for original designation in Section 4.01 above.

4.07	Meetings.  Time, place and notice, if any, of Executive Committee meetings shall be as determined by the Executive Committee.

4.08	Quorum:  Majority Vote.  At meetings of the Executive Committee, a majority of the members shall constitute a quorum for the transaction of business.  The act of a majority of the members present at any meeting at which a quorum is present shall be the act of he Executive Committee, except as otherwise specifically provided by statute or by the Articles of
Incorporation or by these Bylaws.  If a quorum is not present at a meeting of the Executive Committee, the members present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

4.09	Compensation.  By resolution of the Board of Directors, the members of the Executive Committee may be paid their expenses, if any, of attendance at each meeting of the Executive Committee and may be paid a fixed sum for attendance at each meeting of the Executive Committee or a stated salary as a member thereof.  No such payment shall preclude any member from serving the Corporation in any other capacity and receiving compensation therefor.

4.10	Procedure.  The  Executive Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.  The minutes of the proceedings of the Executive Committee shall be placed in the minute book of the Corporation.

4.11	Action Without Meeting.  Any action required or permitted to be taken at a meeting of the Executive Committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Executive Committee.  Such consent shall have the same force and effect as a unanimous vote at a meeting.  The signed consent, or a signed copy thereof, shall be placed in the minute book.  Such consents may be signed in multiple counterparts, each of which shall constitute an original for all purposes, and all of which together shall constitute the unanimous written consent of the Directors.

4.12	Responsibility.  The designation of an  Executive Committee and the delegation of authority to it shall not operate to relieve the Board of
Directors, or any member thereof, of any responsibility imposed by law.


ARTICLE FIVE:  NOTICE

5.01	Method.  Whenever by statute or the Articles of Incorporation or these
Bylaws notice is required to be given to any Director or Shareholder and no provision is made as to how such notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given:

	(a) in writing, by mail, postage prepaid, addressed to such Director or Shareholder at such address as appears on the books of the Corporation; or

	(b)	by any other method permitted by law.

Any notice required or permitted to be given by mail shall be deemed to be given at the time it is deposited in the United States mail.

5.02	Waiver.  Whenever, by statute or the Articles of Incorporation or these
Bylaws, notice is required to be given to a Shareholder or Director, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be equivalent to the giving of such notice.  Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting except where a Director attends for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

5.03	Telephone Meetings.  Shareholders, Directors, or members of any committee, may hold any meeting of such Shareholders, Directors, or committee by means of conference telephone or similar communications equipment which permits all persons participating in the meeting to hear each other.  Actions taken at such meeting shall have the same force and effect as a vote at a meeting in person.
The Secretary shall prepare a memorandum of the actions taken at conference telephone meetings.

ARTICLE SIX:  OFFICERS AND AGENTS

6.01	Number:  Qualification: Election:  Term.

	(a)  The Corporation shall have:

		(1)  A Chairman of the Board (should the Board of Directors so choose to select), a President, a Vice-President, a Secretary and a Treasurer, and

		(2)	Such other Officers (including one or more Vice-Presidents, and assistant
Officers and agents) as the Board of Directors authorizes from time to time.

	(b)  No Officer or agent need be a Shareholder, a Director or a resident of
Delaware except as provided in Sections 3.15 and 4.02 of these Bylaws.

	(c)  Officers named in Section 6.01(a)(1) above shall be elected by the Board of Directors on the expiration of an Officer's term or whenever a vacancy exists.  Officers and agents named in Section 6.01 (a)(2) may be elected by the
Board of Directors at any meeting.


	(d) Unless otherwise specified by the Board at the time of election or appointment, or in an employment contract approved by the Board, each Officer's and agent's term shall end at the first meeting of Directors after the next annual meeting of Shareholders. He shall serve until the end of his term or, if earlier, his death, resignation or removal.

	(e)  Any two or more offices may be held by the same person.

6.02 Removal and Resignation. Any Officer or agent elected or appointed by the Board of Directors may be removed with or without cause by a majority of the Directors at any regular or special meeting of the Board of Directors. Any Officer may resign at any time by giving written notice to the Board of Directors or to the President or Secretary.

	Any such resignation shall take effect upon receipt of such notice if no date is specified in the notice, or, if a later date is specified in the notice, upon such later date; and unless otherwise specified in the notice, the acceptance of such resignation shall not be necessary to make it effective. The removal of any Officer or agent shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an Officer or agent shall not of itself create contract rights.

6.03	Vacancies.  Any vacancy occurring in any office of the Corporation
(by death, resignation, removal or otherwise) may be filled by the Board of Directors.

6.04	Authority.  Officers shall have full authority to perform all duties in the management of the Corporation as are provided in these Bylaws or as may be determined by resolution of the Board of Directors from time to time not inconsistent with these Bylaws.

6.05	Compensation.  The compensation of Officers and agents shall be fixed from time to time by the Board of Directors.

6.06	Chairman of the Board.  The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and shall exercise and perform such other powers and duties as may be assigned to him by the
Board of Directors or prescribed by the Bylaws.

6.07	Executive Powers.  The Chairman of the Board, if any, and the
President of the Corporation respectively, shall, in the order of their seniority, unless otherwise determined by the Board of Directors or otherwise are positions held by the same person, have general and active management of the business and affairs of the Corporation and shall see that all orders and resolutions of the Board are carried into effect.

	They shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe.
Within this authority and in the course of their respective duties the Chairman of the Board, if any, and the President of the Corporation, respectively, shall have the general authority to:


	(a) Conduct Meetings. Preside at all meetings of the Shareholders and at all meetings of the Board of Directors, and shall be ex officio members of all the standing committees, including the Executive Committee, if any.

	(b) Sign Share Certificates. Sign all certificates of stock of the Corporation, in conjunction with the Secretary or Assistant Secretary, unless otherwise ordered by the Board of Directors.

	(c) Execute Instruments. When authorized by the Board of Directors or required by law, execute, in the name of the Corporation, deeds, conveyances, notices, leases, checks, drafts, bills of exchange, warrants, promissory notes, bonds, debentures, contracts, and other papers and instruments in writing, and unless the Board of Directors orders otherwise by resolution, make such contracts as the ordinary conduct of the Corporation's business requires.

	(d) Hire and Discharge Employees. Subject to the approval of the Board of Directors, appoint and remove, employ and discharge, and prescribe the duties and fix the compensation of all agents, employees and clerks of the Corporation other than the duly appointed Officers, and, subject to the direction of the Board of Directors, control all of the Officers, agents and employees of the Corporation.

6.08	Vice-Presidents.  The Vice-Presidents, if any, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and have the authority and exercise the powers of the President.  They shall perform such other duties and have such other authority and powers as the
Board of Directors may from time to time prescribe or as the senior
Officers of the Corporation may from time to time delegate.

6.09	Secretary.  The Secretary shall attend all meetings of the Board of
Directors and all meetings of the Shareholders and record all votes and minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the Executive Committee when required.
He shall:

	(a)  give, or cause to be given, notice of all meetings of the Shareholders and special meetings of the Board of Directors;

	(b) keep in safe custody the Seal of the Corporation and, when authorized by the Board of Directors or the Executive Committee, affix the same to any instrument requiring it, and when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary. He shall be under the supervision of the senior
Officers of the Corporation;

	(c) perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the senior Officers of the Corporation may from time to time delegate.

6.10	Assistant Secretaries.  The Assistant Secretaries, if any, in the
order of their seniority, unless otherwise determined by the Board of
Directors, shall, in the absence or disability of the Secretary, perform the duties and have the authority and exercise the powers of the Secretary.  They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or as the senior Officers of the Corporation may from time to time delegate.


6.11	Treasurer.  The Treasurer shall:

	(a) have the custody of the corporate funds and securities and shall keep full and accurate accounts of all income, expense, receipts and disbursement of the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

	(b) disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and

	(c) render to the senior Officers of the Corporation and Directors, at the regular meeting of the Board, or whenever they may request it, accounts of all his transactions as Treasurer and of the financial condition of the Corporation.

If required by the Board of Directors, he shall:

	(a) give the Corporation a bond in such form, in such sum, and with such surety or sureties as satisfactory the Board, for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, paper, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

	(b) perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the senior
Officers of the Corporation may from time to time delegate.

6.12	Assistant Treasurers.  The Assistant Treasurers, if any, in the
order of their seniority, unless otherwise determined by the Board of
Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer.  They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or as the senior Officers of the
Corporation may from time to time delegate.

ARTICLE SEVEN:  CERTIFICATE AND TRANSFER REGULATIONS

7.01	Certificates.  Certificates in such form as may be determined by the Board of Directors shall be delivered, representing all shares to which Shareholders are entitled.  Certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued.  Each certificate shall state on the face thereof that the
Corporation is organized under the laws of the State of Delaware, the holder's name, the number and class of shares, the par value of such shares or a statement that such shares are without par value, and such other matters as may be required by law.

	They shall be signed by the President or a vice-president and either the Secretary or Assistant Secretary or such other Officer or Officers as the Board of Directors designates, and may be sealed with the Seal of the Corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent, or an assistant transfer agent, or registered by a registrar (either of which is other than the Corporation or an employee of the Corporation), the signature of any such Officer may be a facsimile thereof. If any certificate is countersigned by a transfer agent, or an assistant transfer agent, or registered by a registrar (either of which is other than the Corporation or an employee of the Corporation), the signature of any such Officer may be a facsimile thereof.

7.02	Issuance of Certificates.  Shares both treasury and authorized but unissued may be issued for such consideration (not less than par value)
and to such persons as the Board of Directors determines from time to time.
Shares may not be issued until the full amount of the consideration, fixed as provided by law, has been paid.  In addition, Shares shall not be issued or transferred until such additional conditions and documentation as the Corporation (or its transfer agent, as the case may be) shall reasonably require, including without limitation, the surrender of such stock certificate or certificates of proper evidence of succession, assignment or other authority to obtain transfer thereof, as the circumstances may require, and such legal opinions with reference to the requested transfer as shall be required by the Corporation (or its transfer agent) pursuant to the provisions of these Bylaws and applicable law, shall have been satisfied.

7.03	Legends on Certificates.

	(a) Shares in Classes or Series. If the Corporation is authorized to issue shares of more than one class, the certificates shall set forth, either on the face or back of the certificate, a full or summary statement of all of the designations, preferences, limitations relative rights of the shares of such class and, if the Corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences of the shares of each such series so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series. In lieu of providing such a statement in full on the certificate, a statement on the face or back of the certificate may provide that the Corporation will furnish such information to any shareholder without charge upon written request to the Corporation at its principal place of business or registered office and that copies of the information are on file in the office of the Secretary of State.

	(b) Restriction on Transfer. Any restrictions imposed by the Corporation on the sale or other disposition of its shares and on the transfer thereof may be copied at length or in summary form on the face, or so copied on the back and referred to on the face, of each certificate representing shares to which the restriction applies.
The certificate may, however, state on the face or back that such a restriction exists pursuant to a specified document and that the Corporation will furnish a copy of the document to the holder of the certificate without charge upon written request to the Corporation at its principal place of business, or refer to such restriction in any other manner permitted by law.

	(c) Preemptive Rights. Any preemptive rights of a Shareholder to acquire unissued or treasury shares of the Corporation which are or may at any time be limited or denied by the Articles of Incorporation may be set forth at length on the face or back of the certificate representing shares subject thereto. In lieu of providing such a statement in full on the certificate, a statement on the face or back of the certificate may provide that the Corporation will furnish such information to any Shareholder without charge upon written request to the Corporation at its principal place of business and that a copy of such information is on file in the office of the Secretary of State, or refer to such denial of preemptive rights in any other manner permitted by law.

	(d) Unregistered Securities. Any security of the Corporation, including, among others, any certificate evidencing shares of the Common Stock or warrants to purchase Common Stock of the Corporation, which is issued to any person without registration under the Securities Act of 1933, as amended, or the securities laws of any state, shall not be transferable until the Corporation has been furnished with a legal opinion of counsel with reference thereto, satisfactory in form and content to the Corporation and its counsel, if required by the Corporation, to the effect that such sale, transfer or pledge does not involve a violation of the Securities Act of 1933, as amended, or the securities laws of any state having jurisdiction. The certificate representing the security shall bear substantially the following legend:

	"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
 REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER
 THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD OR
 TRANSFERRED UNLESS SUCH OFFER, SALE OR TRANSFER WILL NOT BE IN
 VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY
 APPLICABLE BLUE SKY LAWS.  ANY OFFER, SALE OR TRANSFER OF THESE
 SECURITIES MAY NOT BE MADE WITHOUT THE PRIOR WRITTEN APPROVAL OF
 THE CORPORATION".

7.04	Payment of Shares.

	(a) Kind. The consideration for the issuance of shares shall consist of money paid, labor done (including services actually performed for the Corporation) or property (tangible or intangible) actually received.
Neither promissory notes nor the promise of future services shall constitute payment for shares.

	(b) Valuation. In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of consideration received shall be conclusive.

	(c) Effect. When consideration, fixed as provided by law, has been paid, the shares shall be deemed to have been issued and shall be considered fully paid and nonassessable.

	(d) Allocation of Consideration. The consideration received for shares shall be allocated by the Board of Directors, in accordance with law, between Stated Capital and Capital Surplus accounts.

7.05	Subscriptions.  Unless otherwise provided in the subscription agreement, subscriptions for shares shall be paid in full at such time or in such installments and at such times as determined by the
Board of Directors.  Any call made by the Board of Directors for payment on subscriptions shall be uniform as to all shares of the same series.  In case of default in the payment on any installment or call when payment is due, the Corporation may proceed to collect the amount due in the same manner as any debt due to the Corporation.

7.06	Lien.  For any indebtedness of a Shareholder to the Corporation, the Corporation shall have a first and prior lien on all shares of its stock owned by him and on all dividends or other distributions declared thereon.

7.07	Lost, Stolen or Destroyed Certificates.  The Corporation shall issue a new certificate in place of any certificate for shares previously issued if the registered owner of the certificate.


	(a) Claim. Submits proof in affidavit form that it has been lost, destroyed or wrongfully taken; and

	(b) Timely Request. Requests the issuance of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;
and

	(c) Bond. Gives a bond in such form, and with such surety or sureties, with fixed or open penalty, if the Corporation so requires, to indemnify the Corporation (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction, or theft of the certificate; and

	(d) Other Requirements. Satisfies any other reasonable requirements imposed by the Corporation.

When a certificate has been lost, apparently destroyed or wrongfully taken, and the holder of record fails to notify the Corporation within a reasonable time after he has notice of it, and the Corporation registers a transfer of the shares represented by the certificate before receiving such notification, the holder of record shall be precluded from making any claim against the Corporation for the transfer or for a new certificate.

7.08	Registration of Transfer.  The Corporation shall register the transfer of a certificate for shares presented to it for transfer if:

	(a) Endorsement. The certificate is properly endorsed by the registered owner or by his duly authorized attorney; and

	(b) Guaranty and Effectiveness of Signature. If required by the Corporation, the signature of such person has been guaranteed by a national banking association or member of the New York Stock Exchange, and reasonable assurance is given that such endorsements are effective;
and

	(c) Adverse Claims. The Corporation has no notice of an adverse claim or has discharged any duty to inquire into such a claim; and

	(d) Collection of Taxes. Any applicable law relating to the collection of taxes has been complied with.

7.09	Registered Owner.  Prior to due presentment for registration of transfer of a certificate for shares, the Corporation may treat the registered owner or holder of a written proxy from such registered owner as the person exclusively entitled to vote, to receive notices and otherwise exercise all the rights and powers of a Shareholder.

7.10	Preemptive Rights.  No Shareholder or other person shall have any preemptive rights of any kind to acquire additional, unissued or treasury shares of the Corporation, or securities of the Corporation convertible into, or


carrying rights to subscribe to or acquire, shares of any class or series of the Corporation's capital stock, unless, and to the extent that, such rights may be expressly granted by appropriate action.

ARTICLE EIGHT:  GENERAL PROVISIONS

8.01	Dividends and Reserves.

	(a) Declaration and Payment. Subject to statute and the Articles of Incorporation, dividends may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, in property or in shares of the Corporation. The declaration and payment shall be at the discretion of the Board of Directors.

	(b) Record Date. The Board of Directors may fix in advance a record date for the purpose of determining Shareholders entitled to receive payment of any dividend, such record date to be not more than sixty days prior to the payment date of such dividend, or the Board of Directors may close the stock transfer books for such purpose for a period of not more than sixty days prior to the payment date of such dividend. In the absence of any action by the Board of Directors, the date upon which the Board of Directors adopts the resolution declaring such dividend shall be the record date.

	(c)	Reserves.  By resolution, the Board of Directors may create such reserve or reserves out of the Earned Surplus of the Corporation as the Directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Corporation, or for any other purpose they think beneficial to the Corporation.  The Directors may modify or abolish any such reserve in the manner in which it was created.

8.02	Books and Records.  The Corporation shall keep correct and
complete books and records of account and shall keep minutes of the proceedings of its Shareholders and  Board of Directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its
Shareholders, giving the names and addresses of all Shareholders and the number and class of the shares held by each.

8.03	Annual Reports.  The Board of Directors shall cause such reports to be mailed to Shareholders as the Board of Directors deems to be necessary or desirable from time to time.

8.04	Checks and Notes.  All checks or demands for money and notes of the Corporation shall be signed by such Officer or Officers or such other person or persons as the Board of Directors designates from time to time.

8.05	Fiscal Year.  The fiscal year of the Corporation shall be the calendar year.

8.06	Seal.  The Corporation Seal (of which there may be one or more examples) may contain the name of the Corporation and the name of the state of incorporation.  The Seal may be used by impressing it or reproducing a facsimile of it, or otherwise.  Absence of the
Corporation Seal shall not affect the validity or enforceability or any document or instrument.


8.07	Indemnification.

	(a) The Corporation shall have the right to indemnify, to purchase indemnity insurance for, and to pay and advance expenses to, Directors, Officers and other persons who are eligible for, or entitled to, such indemnification, payments or advances, in accordance with and subject to the provisions of Delaware law, to the extent such indemnification, payments or advances are either expressly required by such provisions or are expressly authorized by the Board of Directors within the scope of such provisions. The right of the Corporation to indemnify such persons shall include, but not limited to, the authority of the Corporation to enter into written agreements for indemnification with such persons.

	(b) Subject to the provisions of the General Corporation Law of Delaware and any amendments thereto, a Director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for an act or omission in the Director's capacity as a Director, except that this provision does not eliminate or limit the liability of a Director to the extent the Director is found liable for:

		(1) a breach of the Director's duty of loyalty to the Corporation or its shareholders;

		(2)  an act or omission not in good faith that constitutes a breach of duty of the Director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;

		(3) a transaction from which the Director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the Director's office; or

		(4) an act or omission for which the liability of a Director is expressly provided by an applicable statute.

8.08	Amendment of Bylaws.  These Bylaws may be altered, amended or repealed at any meeting of the Board of Directors at which a quorum is present, by the affirmative vote of a majority of the Directors present thereat, provided notice of the proposed alteration, amendment, or repeal is contained in the notice of such meeting.

8.09	Construction.  Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely.  If any portion of these Bylaws are ever finally determined to be invalid or inoperative, then, so far as is reasonable and possible:

	(a)  The remainder of these Bylaws shall be valid and operative; and

	(b) Effect shall be given to the intent manifested by the portion held invalid or inoperative.


8.10	Table of Contents; Headings.  The table of contents and headings are for organization, convenience and clarity.  In interpreting these
Bylaws, they shall be subordinated in importance to the other written material.

Signed for Identification,

MAS ACQUISITION III CORP.
A Delaware Corporation



BY: /s/ Aaron Tsai
    ___________________________________________
    Its:  Chairperson of the Board of Directors

                                Exhibit (3.2)


TUBBS & BARTNICK, P.A.
----------------------
CERTIFIED PUBLIC ACCOUNTANTS

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
               ---------------------------------------------------

We hereby consent to the use in this registration statement on Form 10-SB of our report dated September 10, 1998 relating to the financial statements of MAS
Acquisition III Corp. as of December 31, 1997 and September 8, 1998.

                                       /s/ Tubbs & Bartnick, P.A.
                                           TUBBS & BARTNICK, P.A.
                                           Certified Public Accountants



Boca Raton, Florida
September 15, 1998

2300 Glades Road, Suite 415E, Boca Raton, FL 33431, Tel: (561) 361-0330,
Fax: (561) 368-7720
                 (Member - AICPA Division for CPA Firms)

                                Exhibit (24)


